Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Forms S-3ASR (Nos. 333-199988 and 333-183790), Form S-3 (No. 333-131284), and Forms S-8 (Nos. 333-173932, 333-167918 and 333-136145) of Education Realty Trust, Inc. and in the registration statement on Form S-3ASR (No. 333-199988-01) of Education Realty Operating Partnership, LP of our report dated April 1, 2013, relating to the financial statements of University Village – Greensboro, LLC for the year ended December 31, 2012, appearing in this Annual Report on Form 10-K of Education Realty Trust, Inc. for the year ended December 31, 2014.

/s/ Dixon Hughes Goodman LLP

Memphis, Tennessee
February 27, 2015

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